Exhibit 3.3.81

F0333-0731

Department of State

The State Of Ohio

Sherrod Brown

Secretary of State

621168

Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: ARE of: LOEWS RICHMOND MALL CINEMAS, INC.

United States of America State of Ohio Office of the Secretary of State	Recorded on Roll F353 at Frame 0732 of the Records of Incorporation and Miscellaneous Filings.
Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 4th day of Oct, A.D. 19 .

[SEAL]	/s/ SHERROD BROWN
Sherrod Brown Secretary of State

F0333-0732

C-101 Prescribed by Secretary of State — Anthony J. Celebresses, Jr.

APPROVED FOR FILING

By	/s/ Illegible
Date 10-04-83
Amount 75.00

Articles of Incorporation

– OF –

Loews Richmond Mall Cinemas, Inc.

(Name of Corporation)

The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

FIRST. The name of said corporation shall be Loews Richmond Mall Cinemas, Inc.

SECOND. The place in Ohio where its principal office is to be located is 700 Richmond Mall, Cleveland, Ohio 44143, Cuyahoga County.

(City, Village or Township)

THIRD. The purposes for which it is formed are:

To engage in any lawful act or activity for which corporations may be formed under sections 1701.01 to 1701.98, inclusive, of the Revised Code of the State of Ohio.

F0333-0733

FOURTH. The number of shares which the corporation is authorized to have outstanding is Five (500) Hundred shares having a par value of $1.00 each.

FIFTH. The amount of stated capital with which the corporation shall begin business is FIVE HUNDRED Dollars ($500.00).

IN WITNESS WHEREOF, We have hereunto subscribed our names, this 30th day of September, 1983

Loews Richmond Mall Cinemas, Inc.
(Name of Corporation)

/s/ CAROL DOKTORSKI
Carol Doktorski

/s/ BARBARA R. CORBETT
Barbara R. Corbett

(INCORPORATORS’ NAMES SHOULD BE TYPED OR PRINTED BENEATH SIGNATURES)

N.B.          Articles will be returned unless accompanied by form designating statutory agent. See Section 1701.07, Revised Code of the State of Ohio.

F0333-0734

Original Appointment of Statutory Agent

The undersigned, being at least a majority of the incorporators of Loews Richmond Mall Cinemas, Inc.,
(Name Of Corporation)
hereby appoint United States Corporation Company to be statutory agent upon whom any process, notice or demand required
(Name of Agent)
or permitted by statute to be served upon the corporation may be served.

The complete address of the agent is: 21 East State Street, Columbus , Franklin County, Ohio 43215.
(Street)	(City or Village)	(Zip Code)

Date: September 30, 1983

/s/ Illegible
Carol A.

/s/ BARBARA R. CORBETT
Incorporator Barbara R. Corbett

Incorporator

Incorporator

Instructions

1)                            Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent R.C. 1701.04(C), 1702.04 (C).

2)                            The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign corporation licensed in Ohio which has a business address in this state and is explicitly authorized by its articles of incorporation to act as a statutory agent R.C. 1701.07(A), 1702.06(A).

3)                            The agent’s complete street address must be given; a post office box number is not acceptable R.C.1701.07(C), 1702.06(C).

4)                            An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation, R.C. 1701.07(B), 1702.06(B).

Form C-AGO April, 19

Prescribed by Secretary of State Anthony J, Celebrazze, Jr.

F0740-1    2

Department of State

The State of Ohio

Sherrod Brown

Secretary of State

621168

Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings, that said records show the filing and recording of: MER of : LOEWS RICHMOND MALL CINEMAS, INC.

United States of America State of Ohio Office of the Secretary of State	Recorded on Roll F749 at Frame 1003 of the Records of Incorporation and Miscellaneous Filings.

[SEAL]	Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 25TH day of SEP, A.D.1985.

/S/ SHERROD BROWN
Sherrod Brown
Secretary of State

Prescribed by J. Kenneth Blackwell
Please obtain fee amount and mailing instructions from the Filing Reference Guide (using the 3 digit form # located at the bottom of this form). To obtain the Filing Reference Guide or for assistance, please call Customer Service: Central Ohio: (614)-466-3910 Toll Free: 1-877-SOS-FILE(1-877-767-3453)

Expedite is an additional fee of $100.00 ☒ Expedite

CERTIFICATE OF AMENDMENT

BY DIRECTORS OF

Loews Richmond Mall Cinemas, Inc.

(Name of Corporation)

621168

(charter number)

Bryan Berndt, who is the Vice President
(name)	(title)
of the above named Ohio corporation for profit, does hereby certify that:

☒	a meeting of the shareholders was duly called and held on 3-21-02
(date)

☐

in a writing signed by all the Directors pursuant to Section 1701-54 of the Ohio Revised Code, the following resolution was adopted pursuant to Section 1701.70(B) (          ) (insert proper paragraph number) of the Ohio Revised Code:

☒	Please check box if additional provisions are attached.

In accordance with Section 1701.75 of the Ohio Revised Code, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of the Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40532, confirmed and approved on March 1, 2002.

Article 4 of the Certificate of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21st, 2003.”

Provisions attached hereto are incorporated herein and made a part of these article of incorporation.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed his name on 3-21-02

  (his/her)      (date)

Signature:	/S/ BRYAN BERNDT
Title:	Bryan Berndt, Vice President